UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2006

HICKORY TECH CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-13721	41-1524393
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

221 East Hickory Street, P.O. Box 3248, Mankato, MN	56002-3248
(Address of principal executive offices)	(Zip Code)

(800) 326-5789
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a  Material Definitive Agreement

HickoryTech Corporation will add Digital TV to the list of communications products and services available to the residents of Mankato, Minnesota. The Mankato City Council unanimously approved a cable television franchise agreement on Oct. 23, 2006 and HickoryTech Digital TV services will be available to the community beginning in the spring of 2007.  Residents can subscribe to services on a stand-alone basis or as part of a bundle including Digital TV, high-speed DSL, local telephone, and long distance all from one local company on one bill.

Mankato is the 11th city and the largest community to date to be served by HickoryTech with its three-service offering which includes Digital TV, high-speed DSL, local telephone and long-distance.  Mankato is located 100 miles south of the Twin Cities and includes more than 12,000 households. HickoryTech provides Digital TV service to the cities of Eagle Lake, Ellendale, Faribault, Lake Crystal, New Richland, St. Peter, St. Clair, and Waseca.  In addition, HickoryTech will provide Digital TV to Janesville and North Mankato in the spring of 2007.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits.

99.1	Press Release, dated October 23, 2006, issued by Hickory Tech Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  October 24, 2006

HICKORY TECH CORPORATION

By:	/s/ John W. Finke
Name: John W. Finke
Title: President and CEO

By:	/s/ David A. Christensen
Name: David A. Christensen
Title: Senior VP and CFO

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated October 23, 2006, issued by Hickory Tech Corporation